APPENDIX I

                             AUDIT COMMITTEE CHARTER

                          CHARTER OF THE BOVIE MEDICAL
                       CORPORATION AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS

The Board of Directors ("Board") of Bovie Medical Corporation ("Company") has established an Audit Committee ("Committee") as a permanent standing committee with authority, responsibility and specific duties as described herein. This Charter of the Audit Committee of the Board of Directors ("Charter") and the composition of the Committee are intended to comply with applicable law, including state and federal securities laws, the rules and regulations of the Securities and Exchange Commission ("SEC") and the American Stock Exchange ("ASE"), and the Company's Bylaws.

I.       Purpose and Scope

The purpose of the Committee is to assist the Board to fulfill its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and to perform such other duties as may be required of it by the Board. The committee's duties and responsibilities include, without limitation, oversight of: (i) the accounting and financial reporting processes and systems of internal accounting and financial controls of the Company; (ii) the performance of the internal audits and integrity of the financial statements of the Company; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditor and the annual evaluation of the independent auditor's function, qualifications, services, performance and independence; (iv) the performance of the Company's internal and independent audit functions; (v) the compliance by the Company with legal and regulatory requirements related to this Charter, including the Company's disclosure controls and procedures; and (vi) the evaluation of the Company's risk issues.

II.  Audit Committee Charter, Membership and Organization

A. Charter. This Charter shall be reviewed and reassessed by the Committee at least annually. Any proposed changes shall be submitted to the Board for its approval.

B. Member. The Committee shall consist of no fewer than two (2) members of the Company's Board based on the recommendation of the Nominating and Corporate Governance Committee. The Committee shall be compromised of Directors who meet the independence, experience and expertise requirements of the SEC, ASE and other applicable law. The Nominating and Corporate Governance Committee will assess and determine the qualifications of the Committee members.

C. Term of Members and Selection of Chair. The members of the Committee shall be appointed annually by the Board. Committee members may not simultaneously serve on the audit committee of more than three public companies without the consent of the Board obtained in each case.

D. Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled but the Committee must meet not less frequently than quarterly. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and/or the head of the Company's internal audit function without management present; to meet separately with management without the independent auditors and/or head of the Company's internal auditors present; to meet separately with management without the independent auditors and/or head of the Company's internal auditors present; and to meet in private with only the Committee members present. Such meetings may be held in person or telephonically and may be held at such times and places as the Committee determines. The Committee is to maintain free and open communication with the independent auditor, the internal auditors and management of the Company. In discharging this oversight role, the Committee shall endeavor to investigate any matter brought to its attention, and shall have full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, accountants or other experts. The Committee may form and delegate authority to subcommittees when appropriate.

E. Quorum. A quorum at any meeting of the Committee shall consist of a majority of the members. All determinations of the Committee shall be by a majority of the members present at a meeting duly called or held, except as may be otherwise specifically provided for in this Charter. In the event that there are only two members present, and such presence constitutes a quorum, all determinations of the Committee, shall be unanimous. Any decision or determination of the Committee reduced to writing and consented to (including, but not limited to, by means of electronic transmission) by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

F. Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, and shall be approved at a subsequent meeting of the Committee. In addition, the Committee shall make regular reports to the Board, including therein any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance of the Company's independent auditors, or the performance of the Company's internal audit function. The Committee shall make such other periodic reports to the Board as seem useful to it from time to time, or as may be required of it by the Board.

G. Performance and Evaluation. The Committee shall evaluate its performance on an annual basis based on criteria established by the Nominating and Corporate Governance Committee.

III. Audit Committee Compensation

The compensation of the Committee members shall be as determined by the Compensation Committee and approved by the Board. Fees may be paid in cash, stock, options, or other forms ordinarily available to members of the Board. Committee members may also receive all regular benefits accorded to members of the Board generally. Members of the Committee may receive no other compensation from the Company other than such director's fees and benefits.

IV.  Audit Committee Authority and Responsibilities

A. Authority Over Independent Auditor. The Company's independent auditor is solely accountable to the Committee, as representatives of the stockholders. The Committee (subject to any action that may be taken by the Board) shall have the ultimate authority and responsibility to select (or nominate for stockholder ratification), evaluate and, where appropriate, replace the independent auditor; to approve the compensation of the independent auditor; and to oversee the performance of the independent auditor's duties. The Committee may obtain input from management, as necessary. The independent auditors shall report directly to the Committee.

B. Specific Duties and Responsibilities. The Committee also shall have the following specific duties and responsibilities:

1.   Financial Statement and Disclosure Matters

     o    Review of the Company's Annual Report on Form 10-K

     o    Review of the Company's Quarterly Reports on Form 10-Q

     o Review of other public releases of financial information, including earnings release announcements

     o    Review process for CEO and CFO certifications mandated by the SEC

     o Review use of pro-forma and other non-GAAP financial information and off-balance sheet structures

     o Consult with independent auditor regarding significant reporting issues, judgments and risk exposures, and the Company's internal controls

     o Discuss with independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended

     o Prepare the Audit Committee report required to be included as part of the Company's annual proxy statement

     o    Periodically   review  with  management  the  Company's   then-current
          disclosure controls and procedures

2.   Oversight of the Company's Relationship with the Independent Auditor

     a. Engagement of Independent Auditor. The Committee shall, prior to commencement of the annual audit, review with management, the internal auditors, and the independent auditors the proposed scope of the audit plan and fees, including the areas of business to be examined, the adequacy of the personnel to be assigned to the audit and other factors that may affect the time lines of such audit, the procedures to be followed, special areas to be investigated, as well as the adequacy of the program for integration of the independent and internal audit efforts. The Committee shall give due consideration to whether the independent auditor's performance of non-audit services is legally permissible and compatible with the auditor's independence and review and pre-approve all audit and permitted non-audit services. The Committee shall also give final approval to any fees paid to the independent auditor including fees for any non-audit services.

     b. Review of Reports of Independent Auditor. The Committee shall receive and review all reports prepared by the independent auditor and ensure that the independent auditor has full access to the Committee and the Board during its performance of the annual audit to report on any and all appropriate matters.

     c. Determination of Performance of Independent Auditor. The Committee shall, on an annual basis, evaluate the qualifications, performance and independence of the independent auditor, including review of the lead partner, considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence and taking into account the opinions of management and the internal auditor. In connection with this assessment, the Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by the Independence Standard Boards Standard No.
          1. The Committee also shall review a report from the independent auditor at least annually regarding any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any other inquiry or investigation regarding the firm within the preceding five years. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

     d. Policies for Employment of Former Audit Staff. The Committee shall set clear hiring policies for the Company's hiring of employees or former employees of the independent auditor.

3.   Oversight of the Company's Internal Audit Function

     a. Succession Planning. The Committee shall review financial and accounting personnel succession planning within the Company, including the appointment and replacement of the senior internal auditing executive.

     b. Review of Internal Audit Function. The Committee shall discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit. The Committee also shall review the significant reports to management prepared by the internal auditing department and management's responses.

     c. Internal Review of Company's Disclosure Controls. The Committee shall receive reports from the CEO and CFO on all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involved management or other employees who have a significant role in the
          Company's internal controls. The Committee shall review such deficiency reports with the CEO, the CFO and the General Counsel and shall discuss the quality and adequacy of the Company's internal controls periodically as required.

4.   Compliance Oversight Responsibilities.

     a. Review Adequacy of the Company's Code of Conduct. The Committee shall review the Company's Code of Conduct at least annually. The Committee shall recommend to management any necessary changes to ensure that the codes are adequate in meeting the Committee's requirements and all applicable legal and regulatory requirements including the requirements of the ASE.

     b. Obtain and Review Annual Compliance Reports. The Committee shall obtain annual reports from management and the Company's senior internal auditing executive confirming that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct and any applicable policies of the Company's Disclosure Committee. The Committee shall discuss any concerns with management.

     c. Establishment of "Whistle Blowing" Procedures. The Committee shall establish and review whistleblower procedures with respect to the protection of employees who act lawfully to: (i) provide information, cause information to be provided, or otherwise assist in an investigation; or (ii) file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed as a result of a violation of securities laws relating to fraud against shareholders. The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

     d. Discussion of Legal and Compliance Matters. The Committee shall discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies. The Committee shall review with the General
          Counsel the programs and policies of the Company with respect to compliance with applicable laws, regulations and any covenants and restrictions in any third party agreements and monitor the results of these compliance efforts.

     e. Review of Certain Transactions with Directors and Related Parties. The Committee shall review, no less frequently than annually, a summary of the Company's transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party/insider transactions.

5.   Limitation of Audit Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, prepare the Company's financial statements, or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable law. These duties are the responsibilities of the Company's management and the independent auditor.